Exhibit 10.37

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO ITEM 601(b)(10)(iv) WHEREBY CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED: [***]

COMPONENTS SUPPLY AGREEMENT

This Components Supply Agreement (“Agreement”) is entered into effective as of November 20, 2014 (the “Effective Date”), by and between QUALCOMM CDMA Technologies Asia-Pacific Pte. Ltd., a Singapore corporation (“QCTAP”) and Airspan Networks, Inc., a Delaware corporation (“Buyer”), with respect to the following facts:

WHEREAS, QCTAP sells Components (as defined below); and

WHEREAS, Buyer desires to purchase certain Components from time to time and QCTAP desires to sell such Components to Buyer in accordance with the terms and conditions of this Agreement.

NOW, THERFFORE, the parties, in consideration of the mutual promises set forth herein, agree as follows:

1. DEFINITIONS. The following capitalized terms shall have the meanings set forth below:

“Affiliate” has the meaning given to it in the License Agreement.

“Ancillary Components” means Components solely when used in an Ancillary Product (as defined below).

“Ancillary Product” means a device that (i) incorporates a Component, and (ii) is not capable, under any circumstance (including, without limitation, by software or firmware modifications), of implementing wireless communications transmissions in accordance with any WWAN Standard.

“CDMA” means any spread spectrum telecommunications standard, specification or system that specifies or utilizes code division multiple access.

“Components” means integrated circuits, including but not limited to application specific integrated circuits (ASICs), multi-chip modules(i.e., an integrated circuit containing multiple semiconductor dies that are packaged in such a way as to facilitate their use as a single integrated circuit), system in package (SiP) (i.e., a number of integrated circuit dies enclosed in a single integrated circuit package), and System on Chip (SoC) (i.e., a single integrated circuit chip integrating all components of an electronic system), including firmware thereon.

“License Agreement” means that certain OFDMA Smallcell License Agreement between QUALCOMM Incorporated, a Delaware corporation (“QUALCOMM”) and Buyer dated as of August 25, 2014.

QCTAP Confidential/Proprietary

“Permitted Product” means any wireless device for which the Buyer has been granted a license from QUALCOMM under the License Agreement to make, have made, use and sell such device for Wireless Applications.

“Wireless Applications” means any WWAN Standard for terrestrial radio telecommunications applications to the extent licensed by QUALCOMM to Buyer.

“WWAN” means wireless wide area network.

“WWAN Standard” means any mandatory or optional portion of any wireless wide area air interface standard, including, without limitation, GSM, CDMA, TD-SCOMA, Universal Mobile Telecommunications Standard (UMTS), Wideband Code Division Multiple Access (WCDMA), HSPA, HSOPA, HSUPA, HSPA+, WiMax, IEEE 802.16 (including 802.16e and 802.16m), WiBro, IEEE 602.20, UMB (formerly known as 1xEVDO Rev. C), Long Term Evolulion (LTE) and any updates and revisions to any or the foregoing.

2. ORDERS.

a. Purchase Orders. This Agreement shall apply to each and every purchase order (“P.O.”) for Components issued to QCTAP by Buyer. All such P.O.s shall be deemed to incorporate by reference all of the terms and conditions of this Agreement. Should the terms of any P.O. conflict with the terms of this Agreement or contain additional terms not provided herein (other than to specify the quantity of Components and the place of delivery), the terms of this Agreement shall govern unless the parties expressly agree in a formal amendment to this Agreement (signed by an authorized representative of both parties) to the contrary.

b. Procedures. From time to time during the term of this Agreement, Buyer may order quantities of Components from QCTAP by submitting to QCTAP, Attn.: Customer Service Specialist, in advance of the required “Lead Time,” a written P.O. stating the items and quantities of Components Buyer desires to purchase from QCTAP and the requested delivery dates for such items. As permitted below, Buyer may also request adjustments to the delivery dates in a previously accepted P.O. by submitting a new P.O. (a “Modified P.O.”) specifying the requested changes. QCTAP, in its reasonable discretion, may accept or reject any P.O. except that QCTAP shall be obligated by this Agreement to accept any Modified P.O. from Buyer which specifies an adjustment in the delivery schedule expressly authorized under Section 2c, below. Unless canceled or deferred as permitted below (via a Modified P.O.), Buyer shall be obligated to purchase the quantities of Components on the schedule specified in any P.O. accepted by QCTAP. QCTAP shall acknowledge in writing each P.O. within [***] ([***]) business days of receipt, and shall accept or reject in writing each such P.O. within [***] ([***]) business days of such written acknowledgement. A P.O. becomes a part of this Agreement in accordance with Section 2a, above, only after it is accepted in writing by QCTAP.

c. Reschedule/Cancellation. Buyer and QCTAP acknowledge that substantial lead-times are involved in the manufacture and delivery of certain Components and that QCTAP would likely suffer significant loss in the event that Buyer seeks to cancel an order for Components within such lead-limes. In recognition of these factors, any initial P.O. for Components accepted by QCTAP shall be subject to the terms regarding cancellation or deferral of delivery of Components by Buyer set forth on Exhibit A (Reschedule and Cancellation Terms) hereto.

QCTAP Confidential/Proprietary

d. Sublicensed Affiliate Status. Buyer hereby represents and warrants to QCTAP that those companies identified on Exhibit B to this Agreement are Affiliates of Buyer and that QUALCOMM has consented, in a prior writing, to the sublicense of such Affiliates under the License Agreement (each, a “Sublicensed Affiliate”). During the term of this Agreement, Buyer may modify Exhibit B from time to time by first obtaining QCTAP’s prior written consent, and those approved Sublicensed Affiliates shall have the right to purchase Components from QCTAP under the terms and conditions of this Agreement, provided such Components are designated for shipment outside the United States. Each Sublicensed Affiliate of Buyer shall be bound by and subject to the obligations, limitations and restrictions set forth in this Agreement to the extent such Sublicensed Affiliate places any P.O.s under this Agreement and each P.O. will be deemed to incorporate all the terms, conditions and provisions of this Agreement. Buyer hereby unconditionally and irrevocably guarantees the prompt and complete performance and payment of all obligations of its Sublicensed Affiliates under this Agreement. If any Sublicensed Affiliate fails to perform any of its obligations in accordance with this Agreement, Buyer shall immediately pay for all amounts due from and otherwise perform all of such Sublicensed Affiliate’s obligations under this Agreement. Buyer’s liability shall not be affected by the insolvency or bankruptcy of any Sublicensed Affiliate and liability will be re-instated against Buyer if any payment by any Sublicensed Affiliate must be returned by QCTAP upon the insolvency or bankruptcy of any Sublicensed Affiliate. The guaranty set forth herein is absolute and unconditional and shall survive expiration or termination of this Agreement. This is an absolute guaranty of payment and performance and not a guaranty of collection. Buyer, In addition to its Sublicensed Affiliates, shall be responsible and liable to QCTAP in the event that its Sublicensed Affiliates fail to honor and comply with all obligations hereunder. Further, in the event of breach of this Agreement by any Sublicensed Affiliate, QCTAP may suspend performance under this Agreement without liability of any kind, and may terminate this Agreement immediately upon written notice. Any rights granted to Buyer’s Sublicensed Affiliates hereunder shall terminate immediately if such Sublicensed Affiliate ceases to be sublicensed by QUALCOMM under the License Agreement. Buyer hereby acknowledges and agrees that: (i) no Sublicensed Affiliate is a third party beneficiary of this Agreement and shall have no standing to initiate any claim or cause of action under this Agreement, and (ii) any and all claims against QCTAP which may arise under this Agreement shall be brought solely and exclusively by Buyer.

3. COMPONENT FORECASTS. To facilitate planning for Component manufacture and delivery, Buyer further agrees to supply, beginning with Buyer’s first P.O. for Components, a 12 month rolling forecast of Buyer’s monthly Component requirements and written monthly updates thereof on the first day of each month thereafter. Buyer’s obligation to provide the above rolling forecast shall be ongoing such that QCTAP shall be periodically apprised of Buyer’s estimated requirements for any succeeding 12 month period. Buyer shall not be obligated to purchase any portion of the requirements forecasted but shall in good faith provide its best estimate of its requirements. Buyer shall be obligated, as specified in Exhibit A (Reschedule and Cancellation Terms), to purchase that portion of the forecast that has been placed on a P.O. and submitted to QCTAP. QCTAP shall promptly notify Buyer if QCTAP believes that it is unlikely to be able to supply Buyer’s forecasted requirements.

QCTAP Confidential/Proprietary

If during the term of this Agreement QCTAP decides permanently to cease manufacturing and offering to sell to Buyer any Component previously purchased by Buyer during the term of this Agreement (a “Discontinued Component”), then, as long as Buyer is not in breach of this Agreement, QCTAP will (i) notify Buyer in writing [***] prior to the date that such Component will become a Discontinued Component and (ii) provide Buyer with the opportunity to make a final bulk purchase of the Discontinued Component.

4. DELIVERY. All deliveries of Components shall be made [***] (the “Delivery Point”), and Buyer shall pay all shipping charges directly to carrier. In the event QCTAP pays any shipping, freight, or insurance charges on behalf of Buyer, Buyer shall promptly reimburse QCTAP for all such charges. Buyer is responsible for obtaining, at its own risk and expense. Any import license or other official authorization for the importation of the goods at the agreed point of destination. Buyer is responsible for customs clearance at the agreed place or destination, and the Buyer shall bear all duties, taxes and other official charges payable upon importation of the goods as well as any and all costs and risks of carrying out customs formalities. If shipment of any Component is delayed at Buyer’s request or as a result of Buyer’s failure to facilitate customs clearance, Buyer shall bear all reasonable and necessary transportation and/or storage related costs of holding such Component, and QCTAP may invoice Buyer for such Components on the date when QCTAP is prepared to make shipment.

5. TITLE AND RISK OF LOSS. Title to, and risk of loss or damage of, the Components shall pass from QCTAP to Buyer upon QCTAP’s delivery or the Components to the carrier at the Delivery Point.

6. INSPECTION; ACCEPTANCE. Buyer shall inspect and may reject all Components that are defective within [***] ([***]) days after the date of Buyer’s receipt thereof. If Buyer fails to effectively reject any Components in a written document delivered to QCTAP within such [***]-day period, Buyer shall be deemed conclusively to have accepted such Components. This provision shall in no way impair Buyer’s rights under the warranty set forth in Section 9 of this Agreement with respect to latent or other defects which would not have been readily ascertainable upon inspection of the Components within such [***]-day period.

7. PRICE AND PAYMENT TERMS. The prices of the Components delivered shall be mutually agreed upon by QCTAP and Buyer. All amounts stated herein and/or required to be paid hereunder are stated in, and shall be paid in, U.S. Dollars. The prices do not include any applicable sales, use, value-added, excise and/or; customs duties; fees; or import fees. All taxes, import fees and other similar charges imposed in connection with the sale of the Components, except income taxes imposed upon QCTAP, shall be paid directly by Buyer. In the event QCTAP pays any such fees, taxes, or charges, Buyer shall promptly reimburse QCTAP therefor.

[***]

QCTAP will invoice Buyer for Components purchased upon shipment of such Components, and Buyer shall pay all such invoices by wire transfer within [***] ([***]) days after the invoice date. QCTAP reserves the right to require reasonable assurances of payment by Buyer (for example, payment in advance, or the issuance of a letter of credit from a reputable bank provided by Buyer to QCTAP, not later than [***] ([***]) days prior to the scheduled delivery date). QCTAP may, from time-to-time, evaluate Buyer’s credit standing and, on that basis, modify payment terms and/or establish (or modify) a credit limit to ensure payment of P.O.s issued by Buyer hereunder. At QCTAP’s request, Buyer shall promptly provide any reasonable assistance requested by QCTAP to make such evaluation including, but not limited to, providing Buyer’s most recent financial information to QCTAP and/or QCTAP’s agents or representatives (including financial advisors, insurance brokers, and carriers). Such assistance may include providing financial information pertaining to Buyer’s affiliates and purchasing agents (if any) that are eligible to purchase Components hereunder. Buyer hereby consents to QCTAP’s sharing of Buyer financial information with QCTAP’s agents and advisors for the ongoing purpose of credit evaluation and determining Buyer’s eligibility for credit terms.

QCTAP Confidential/Proprietary

In the event Buyer fails to pay any invoice in full when due, in addition to any rights hereunder or under law or equity, QCTAP may require advance payment in full and payment of all past due amounts owed as a condition of future deliveries, and reserves the right to discontinue all product support until such past due amounts are paid in full by Buyer. Regardless of what payment terms apply to any P.O., Buyer shall pay to QCTAP a late charge on any past due amounts at the rate of [***] or part thereof or the maximum amount permitted by law, whichever is less. Buyer hereby agrees to make all payments when due for the purchase of any and all Components accepted by Buyer regardless of any offset or claim which Buyer might otherwise be entitled to assert. Such agreement shall be without prejudice to Buyer’s right to pursue any claim or remedy except as an offset against any payment owed by Buyer under this Agreement.

8. SOFTWARE. Components sold to Buyer hereunder may contain embedded software or firmware (“Software”), and, except as otherwise expressly provided herein, all references to “Components” in this Section shall be deemed to include such Software, provided that nothing herein shall be construed as the sale of any Software to Buyer. QCTAP hereby grants to Buyer a non-exclusive license to use the Software solely in conjunction with the Components sold by QCTAP for which QCTAP intends it to be used, for the duration of the useful life of such Components and subject to the terms and conditions of this Agreement. Buyer shall not, without the prior written consent of QCTAP, (i) alter, modify, translate, or adapt any Software or create any derivative works based thereon; (ii) copy any Software; (iii) assign, sublicense or otherwise transfer the Software in whole or in part, except in conjunction with the resale or other transfer to a third party of a product in which such the Component containing such Software is contained; (iv) use the Software except as specifically contemplated in this Agreement; or (v) disclose the Software to any third party. The entire right, title and interest in the Software shall remain with QCTAP and its affiliates, and Buyer shall not remove any copyright notices or other legends from the Software or any accompanying documentation. Nothing in this Section 8 shall be deemed to grant any rights to Buyer under any of QCTAP’s or affiliates’ patents (such rights, if any, being granted only under the terms of the License Agreement).

QCTAP Confidential/Proprietary

9. WARRANTY.

a. Warranty. QCTAP warrants only to Buyer only that the Components will conform to QCTAP specifications therefor and will be free from defects in material and workmanship for [***].

b. Remedy/Disclaimer. Buyer’s sole remedy for breach of any of the above warranties shall be as set forth in this Section 9(b). Buyer shall obtain from QCTAP a written authorization (RMA) before returning any allegedly defective Component. If such Component is determined by QCTAP to be defective, QCTAP, at QCTAP’s sole option, shall repair or replace such Component within [***] of QCTAP’s receipt thereof or, if QCTAP determines that it is unable to repair or replace such Component. QCTAP shall refund to Buyer the purchase price paid for such defective Component. Notwithstanding the foregoing, no warranty, expressed or implied, shall extend to any Component which has been subjected to misuse, neglect, accident, or improper storage or installation or which has been repaired, modified, or altered by anyone other than QCTAP. Buyer hereby acknowledges and agrees that it has not relied on any representations or warranties other than those expressly set forth herein. QCTAP MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE COMPONENT OR THE SOFTWARE, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT, OR ANY EXPRESS OR IMPLIED WARRANTY ARISING OUT OF TRADE USAGE OR OUT OF A COURSE OF DEALING OR COURSE OF PERFORMANCE.

10. INTELLECTUAL PROPERTY. The sale or shipment of Components to Buyer does not convey to Buyer any intellectual property rights in such Components, including but not limited to any rights under any patent, trademark, copyright, or trade secret. Except as expressly provided in Section 8 of this Agreement, Buyer may not use or sell any Component, alone or in combination with other software or components, without a separate license from QUALCOMM under all applicable patents. Buyer’s use and sale of any Components shall be solely in accordance with the terms and conditions of the License Agreement and this Agreement, and the incorporation of Components purchased from QCTAP into Buyer’s products shall not relieve Buyer of any obligation under the License Agreement to pay royalties. This Agreement shall not modify or abrogate Buyer’s obligations under the License Agreement, including but not limited to Buyer’s obligation to pay all royalties specified thereunder, and shall not expand or alter Buyer’s rights thereunder. Neither the sale of any Component nor any provision of this Agreement shall be construed to grant to Buyer, either expressly, by implication or by way of estoppel, any license under any patents or other intellectual property rights of QCTAP, QUALCOMM, or any of their respective affiliates covering or relating to any other product or invention or any combination of Components with any other product. Buyer shall use the Components furnished by QCTAP solely in accordance with the terms of this Agreement, and Buyer shall not, directly or indirectly, disassemble, decompile, reverse engineer, or analyze the physical construction of any of the Components for any purpose. Buyer, on behalf of itself and its Affiliates, agrees not to contend in any context that, as a result of the provision or use of the Software and/or any Component, either QUALCOMM or any QUALCOMM Affiliate has any obligation to extend, or Buyer or any other party has obtained any right to, any license, whether express or implied, with respect to any patent of QUALCOMM or its Affiliates for any purpose.

Notwithstanding the immediately preceding paragraph, QCTAP hereby grants Buyer the right to use QCTAP’s and its affiliates’ intellectual property incorporated in an Ancillary Component purchased from QCTAP solely for the purpose of incorporating such Ancillary Component in an Ancillary Product. For clarity, no license or other rights to use QCTAP’s or its affiliates’ intellectual property rights (including without limitation any patents) in such Ancillary Components are granted by the sale or shipment of any Ancillary Components by QC TAP or any of its affiliates or by this Agreement for use in any Permitted Product whether or not an Ancillary Product is embedded or incorporated in such Permitted Product. If Buyer sells an Ancillary Product for incorporation into a Permitted Product, Buyer shall provide timely notification to its customer that such sate does not provide such customer a license or any other right to use QCT AP’s or its affiliates’ intellectual property in such Permitted Product. No other, further or different license or patent right is hereby granted or implied.

QCTAP Confidential/Proprietary

To the extent that Buyer has a license under any third party’s intellectual property rights applicable to a Component, if any, which license permits Buyer to have such Component made for Buyer without the payment by Buyer of any incremental royalty for exercising such “have made” right (a “Have Made Right”), Buyer acknowledges that it is exercising all such Have Made Rights as to all purchases of such Component from QCTAP under this Agreement. If the License Agreement or any other agreement between QCTAP and Buyer would otherwise obligate QCTAP to pay royalties to Buyer in connection with the manufacture, use, sale or import of any Component, no such royalties shall be payable on any Component sold to Buyer

11. REPRESENTATION REGARDING USE. Buyer hereby represents and warrants to QCTAP that (i) except as to Ancillary Components, any Component being purchased by Buyer hereunder will be used by Buyer solely to develop and manufacture Permitted Products for sale subject to and in accordance with the License Agreement, including the payment of the royalty contained therein, and (ii) any Ancillary Components purchased by Buyer hereunder solely for use in Ancillary Products shall be used in accordance with the terms or this Agreement. Buyer shall not resell any Component; provided, however, that Buyer may resell, as applicable (i) Ancillary Components as part of and included within complete, fully assembled Ancillary Products, and (ii) Components as part of and included within complete, fully assembled Permitted Products sold by Buyer in accordance with the terms and conditions of the License Agreement.

Buyer hereby further represents and warrants to QCTAP that all Components being purchased under Agent P.O.s (as defined in Section 19 (Buyer’s Agent) shall be used by the Agents solely to (i) manufacture Permitted Products for sale solely to Buyer and shall be subject to Buyers “have made” license rights and obligations with QUALCOMM, or (ii) manufacture Ancillary Products for sale solely to Buyer.

12. TERM AND TERMINATION. The term of this Agreement shall commence upon the Effective Date and shall remain in effect for a period of five (5) years and shall apply to all P.O.s for the purchase, sale and delivery or Components during that period. Thereafter, this Agreement shall be automatically extended on a year-to-year basis unless terminated by either party in writing on not less than sixty (60) days prior written notice to the other party prior to the applicable anniversary of the Effective Date. Each party shall have the right to terminate this Agreement and/or to cancel or hold any and/or all orders placed by Buyer and any and/or all shipments of Components, regardless of any prior confirmation or acceptance by QCTAP, and without liability of any kind if: (a) the other party is or becomes insolvent; (b) the other party makes an assignment for the benefit of creditors, or a receiver is appointed to take charge of all or any part of Buyer’s assets or business; (c) the other party is the subject of a bankruptcy or reorganization proceeding, whether voluntary or involuntary; or (d) the other party fails to timely perform any of its obligations under this Agreement and such failure ls not cured within thirty (30) days after written notice of such failure. Buyer shall immediately notify QCTAP of any insolvency, bankruptcy, or reorganization proceeding to which Buyer (or Buyer’s affiliates (if any), trade corporations, and purchasing agents (if any) that are eligible to purchase Components hereunder) is subject to. In addition, QCTAP may terminate this Agreement: (a) if Buyer is in default under the License Agreement and such default is not cured within the cure period specified therein or (b) upon termination or expiration of the License Agreement.

QCTAP Confidential/Proprietary

13. LIMITATION OF LIABILITY. IN NO EVENT SHALL QCTAP BE LIABLE TO BUYER OR ANY OF ITS AFFILIATES FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL DAMAGES, ARISING UNDER THIS AGREEMENT OR OUT OF THE USE OF OR INABILITY TO USE, OR THE DELIVERY OF OR FAILURE TO DELIVER, ANY OF THE COMPONENTS, OR ANY BREACH OF ANY OBLIGATION UNDER THIS AGREEMENT, EVEN IF QCTAP HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATION OF LIABILITY SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF WHETHER BUYER’S REMEDIES HEREUNDER ARE DETERMINED TO HAVE FAILED OF THEIR ESSENTIAL PURPOSE. FURTHER, THE ENTIRE LIABILITY OF QCTAP, AND THE SOLE AND EXCLUSIVE REMEDY OF BUYER, FOR ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER (WHETHER IN CONTRACT, TORT, OR OTHERWISE) SHALL NOT EXCEED [***].

14. RESTRICTIONS ON DISCLOSURE AND USE OF INFORMATION.

a. Restrictions on Disclosure and Use. All documentation and technical and business information and intellectual property in whatever form recorded that a party does not wish to disclose without restriction (“Information”) shall remain the property of the furnishing party and may be used by the receiving party only as follows. Such Information (a) shall not be reproduced or copied, in whole or part, except for use as expressly authorized in this Agreement; (b) shall, together with any full or partial copies thereof, be returned or destroyed when no longer needed or upon any termination or expiration of this Agreement, and (c) shall be disclosed only to Affiliates, employees or Agents of the receiving party who have a need to know. Moreover, such Information shall be used by the receiving party only for the purpose of performing under this Agreement or in the exercise of any rights it may receive under this Agreement. Unless the furnishing party consents in this Agreement or otherwise in writing, such Information shall be held in strict confidence by the receiving party. The receiving party may disclose such Information to other persons, upon the furnishing party’s prior written authorization, but solely to perform acts which this clause expressly authorizes the receiving party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing party at its request) to the same conditions respecting use of Information contained in this clause and to any other reasonable conditions requested by the furnishing party.

These restrictions on the use or disclosure of Information shall not apply to any Information: (i) which can be proven to be or have been independently developed by the receiving party; or (ii) after it has become generally known to the public from a source having the right to disclose such Information: or (iii) which at the lime of disclosure to the receiving party was known to such party free of restriction and clearly evidenced by documentation In such party’s possession; or (iv) which the furnishing party agrees in writing is free of such restrictions; or (v) which is disclosed in response to a valid legal order of a competent court of law or other order; provided, however, that the receiving party shall first notify the disclosing party in writing of such order and permit the disclosing party to seek an appropriate protective order to ensure that the information being disclosed remains protected as confidential The provisions of this Section shall be effective for a period of fifteen (15) years after the date of the last disclosure made under this Agreement

QCTAP Confidential/Proprietary

b. Scope of Information. Information delivered in tangible form is subject to this Section 1f it has been identified or marked as confidential or otherwise subject to this Section. Information which is delivered orally is subject to this Section without regard to whether it has been identified as confidential or subject to this Section. Each party agrees to use reasonable efforts to mark or otherwise Identify as proprietary or confidential all Information that it desires to be subject to the terms of this Section before furnishing it to the other party, and, upon request, a party shall promptly identify whether specified information must be held by the requesting party subject to this clause. Information which is delivered orally may be summarized in writing by the disclosing party and delivered to the receiving party within (45) days after disclosure thereof.

15. ASSIGNMENT. Buyer shall not assign this Agreement or any right or interest under this Agreement or delegate any obligation to be performed under this Agreement without QCTAP’s prior written consent, which consent shall not be unreasonably withheld. For purposes of this Section 15, an “assignment” by Buyer under this Section shall be deemed to include, without limitation, any merger, consolidation, sale of all or substantially all of its assets, or any substantial change in the management or control of Buyer. Any attempted assignment in contravention of this Section 15 shall be void. Any attempted assignment in contravention of this Section shall be void.

16. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, excluding the U.N. Convention on International Sale of Goods, without regard to conflict of laws principles. Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach or validity hereof, including, without limitation, any improper use, copying or misappropriation of the Software, know how and related documentation or materials provided by QCTAP to Buyer shall be subject to the dispute resolution terms set forth in this Section regardless of any conflicting terms in any other agreements between the Parties. Therefore, any dispute, claim or controversy arising out of or relating to this Agreement, or the breach or validity hereof, shall be adjudicated only by a court of competent jurisdiction in the county of San Diego, State of California, and each Party hereby consents to the personal jurisdiction of such courts for that purpose. In the event of any proceeding to enforce the provisions of this Agreement, the prevailing Party (as determined by the court) shall be entitled to reasonable attorneys’ fees as fixed by the court.

17. EXPORT COMPLIANCE ASSURANCE. Buyer acknowledges that all hardware, software, source code and technology (collectively, “Products”) obtained from QCTAP are subject to the US government export control and economic sanctions laws. Buyer assures that it, its subsidiaries and Affiliates will not directly or indirectly export, re-export, transfer or release (collectively, “Export”) any Products or direct product thereof to any destination, person, entity or end use prohibited or restricted under US laws without prior US government authorization to the extent required by applicable regulation. The US government maintains embargoes and sanctions against certain countries, currently Cuba, Iran, North Korea, Sudan (N) and Syria, but any amendments to the countries under a US embargo or sanction shall apply. Buyer acknowledges that other countries may have trade laws pertaining to import, use, Export or distribution of Products, and that compliance with the same is the responsibility of the Buyer. Buyer shall not Export Products listed in Supplement 2 to part 744 of the EAR for military end-uses, as defined in part 744.21, to the People’s Republic of China

QCTAP Confidential/Proprietary

18. FORCE MAJEURE. Neither party shall be in default or liable for any loss or damage resulting from delays in performance or from failure to perform or comply with terms of this Agreement due to any causes beyond its reasonable control, which causes Include but are not limited to Acts of God or the public enemy; riots and insurrections; war; fire; strikes and other labor difficulties (whether or not the party is in a position to concede to such demands); embargoes; judicial action; lack of or inability to obtain necessary labor, materials, energy, components or machinery; and acts of civil or military authorities.

19. BUYER’S AGENT.

a. Appointment. For the purpose of this Agreement, Buyer may designate and appoint another entity as Buyer’s agent (including, but not limited to, Affiliates of Buyer), having the authority to perform the following duties only on Buyer’s behalf, pursuant to, and subject to the limitations of this Agreement upon QCTAP’s consent to appointment or such agent, such consent not to be unreasonably withheld (hereinafter “Agent”):

i.	To place P.O.’s and Forecasts hereunder (hereinafter “Agent P.O.s” and “Agent Forecasts,” respectively);

ii.	To receive invoices hereunder;

iii.	To receive and inspect Components hereunder;

iv.	To make payments due QCTAP hereunder;

v.	To coordinate and execute all procedures for the return of any defective Component sold hereunder;

vi.	To confirm and follow-up deliveries hereunder; and

vii.	For any other such activity or role which QCTAP and Buyer approve in writing in the course or performing this Agreement.

QCTAP shall accept receipt of Agent Forecasts and Agent P.O.s subject to the terms and conditions of this Agreement (but only to the extent QCTAP would be obligated to accept the same from Buyer), provided that (i) Buyer shall be solely responsible for transmitting directly to QCTAP all such Agent Forecasts and Agent P.O.s and QCTAP shall be entitled to ignore all Agent Forecasts and Agent P.O.s not submitted directly by Buyer to QCTAP; (ii) such Agent P.O.s shall be in lieu of P.O.s from Buyer (to the extent of forecasted volumes); (iii) the form or all Agent P.O.s shall be in accordance with the terms and conditions of this Agreement; and (iv) Buyer shall coordinate all issues regarding Agent Forecasts and Agent P.O.s.

b. Terms and Conditions. Each Agent shall be bound by and subject to the obligations, limitations and restrictions set forth in this Agreement. Each Agent P.O. will be deemed to incorporate all the terms, conditions and provisions of this Agreement. Notwithstanding anything herein contained to the contrary, Agents will not be deemed third party beneficiaries to this Agreement, and only Buyer shall have the right and/or ability to enforce any rights hereunder against QCTAP.

QCTAP Confidential/Proprietary

c. Guaranty. In order to induce QCTAP to accept Agent P.O.s, Buyer hereby unconditionally and irrevocably guarantees the prompt and complete performance and payment of all obligations of the Agents under this Agreement. If any Agent fails to perform any of its obligations in accordance with this Agreement, Buyer shall immediately pay for all amounts due from any such Agent and otherwise perform all of such Agent’s obligations under this Agreement. The guaranty set forth in this Section is absolute and unconditional and shall survive the termination or expiration of this Agreement. This is an absolute guaranty of payment and performance and not a guaranty of collection. In the event of breach of this Agreement by any Agent, QCTAP may suspend performance under this Agreement without liability of any kind, and may terminate this Agreement immediately upon written notice. The obligations hereunder are independent of the obligations of any Agent, and a separate action or actions may be brought against Buyer whether or not action is brought against any such Agent or whether or not any such Agent may be joined in any such action. With respect to this Section (Buyer’s Agent), Buyer waives any right to require QCTAP to (a) proceed against any Agent or other person: or (b) pursue any other remedy in QCTAP’s power whatsoever. The liability of Buyer under this Section shall not be deemed to be waived, released, discharged, impaired or affected by any alteration, amendment, acceleration, extension, modification, waiver or change of the amount of lime or manner of payment or performance of any of the obligations of any Agent. Buyer’s liability shall not be affected by the insolvency or bankruptcy of any Agent and liability will be re-instated against Buyer if any payment by any Agent must be returned by QCTAP upon the insolvency or bankruptcy of any Agent. Buyer waives any defense of any Agent, including by reason of the cessation from any cause whatsoever of the liability of any such Agent. Buyer waives any setoff, defense or counterclaim that any Agent may have against QCTAP. Buyer waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against any Agent. Buyer waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of the guaranty set forth in this Section and of the existence, creation, or incurring of new or additional indebtedness.

All Agent’s P.O.s must be in accordance with the terms and conditions of this Agreement. In addition, each Agent P.O. must contain the following language:

“This purchase order is being submitted in accordance with the terms and conditions of that certain Components Supply Agreement dated November 20, 2014 between QUALCOMM CDMA Technologies Asia-Pacific Pte. Ltd. and Airspan Networks, Inc., and the undersigned hereby agrees to be bound by the terms and conditions of said agreement”.

d. Appointment of Agents. Buyer hereby designates and appoints the entities set forth on Exhibit C, as Agents hereunder and QCTAP hereby consents to such appointment.

e. Additional Agents. Buyer will notify ACTAP in writing or its Intent to designate and appoint additional Agents.

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20. NOTICES. All notices, requests, demands, consents, agreements and other communications required or permitted to be given under this Agreement shall be in writing and shall be mailed to the party to whom notice is to be given, by first class mail, postage prepaid, or sent by facsimile or electronically and confirmed, properly addressed as follows (in which case such notice shall be deemed to have been duly given on the day the notice is first received by the party):

QCTAP:	QUALCOMM CDMA Technologies Asia-Pacific Pte. Ltd. 6 Serangoon North Avenue 5 #03-04 Serangoon North Ind Estate Singapore 554910 Facsimile: 65-6214-1162 Attn.: General Manager

With a Copy to the following address:

Qualcomm Technologies, Inc. 5775 Morehouse Drive San Diego, California 92121 U.S.A. Facsimile: (858) 845-5358 Attn.: Secretary

BUYER:	Airspan Networks, Inc. 777 Yamato Road, Suite 310 Boca Raton, Florida 33431 Facsimile: _____________ Attn.: Chief Financial Officer

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21. MISCELLANEOUS PROVISIONS. This Agreement, together with all exhibits attached hereto, which are incorporated herein by this reference, constitutes the entire agreement between the parties and supersedes all prior negotiations, representations and agreements between the parties with respect to the subject matter hereof. No addition to or modification of this Agreement shall be effective unless made in writing and signed by the respective representatives of QCTAP and Buyer. Any delay or failure to enforce at any time any provision of this Agreement shall not constitute a waiver of the right thereafter to enforce each and every provision thereof. If any or the provisions of this Agreement is determined to be invalid, illegal, or otherwise unenforceable, the remaining provisions shall remain in full force and effect. This Agreement may be executed in identical counterparts, each of which shall be deemed to be an original and, which taken together, shall be deemed to constitute the Agreement when a duly authorized representative of each party has signed a counterpart. Each party agrees that the delivery of this Agreement by facsimile or in electronic format via email shall have the same force and effect as delivery of original signatures and that each party may use facsimile, electronic format signatures, and photocopies of signatures as evidence of the execution and delivery of this Agreement by each party to the same extent that an original signature could be used. The parties’ rights and obligations which by their sense and context are intended to survive any termination or expiration of this Agreement shall so survive, including but not limited to Sections 8 (SOFTWARE), 9 (WARRANTY), 10 (INTELLECTUAL PROPERTY), 11 (REPRESENTATION REGARDING USE), 13 (LIMITATION OF LIABILITY), 14 (RESTRICTIONS ON DISCLOSURE AND USE OF INFORMATION), 16 (APPLICABLE LAW), 17 (EXPORT COMPLIANCE ASSURANCE), 18 (FORCE MAJEURE) and 21 (MISCELLANEOUS PROVISIONS) hereof.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

QUALCOMM CDMA Technologies Asia-Pacific Pte Ltd.	Airspan Networks, Inc.

By: /s/ Merwin Wilfred	By: /s/ David Brant
Print Name: Merwin Wilfred	Print Name: David Brant
Title: Director, Operations	Title: CFO

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EXHIBIT A

RESCHEDULE AND CANCELLATION TERMS

Any initial P.O. for Components accepted by QCTAP shall be subject to the following terms regarding cancellation or deferral of delivery of Components by Buyer:

●	Subject to the above-terms and conditions regarding delivery and acceptance, orders scheduled for delivery at or within [***] days of the committed date may not be delayed by Buyer. A charge of [***] may be made to Buyer if Buyer refuses to accept delivery of ordered and scheduled Components.

●	Orders scheduled for delivery between [***] days and [***] days may be rescheduled by Buyer twice, but not beyond [***] days of the originally scheduled ship date

●	Orders scheduled for delivery at or within [***] days of the request may not be canceled by Buyer. A charge of [***] may be made to Buyer if Buyer refuses to accept delivery of ordered and scheduled Components.

●	Orders scheduled for delivery between [***] days and [***] days may be canceled by Buyer al a charge to Buyer based upon work in process, allocated or unique materials, and any cancellation charges assessed to QCTAP by its vendors. Such charges to be negotiated in good faith between QCTAP and Buyer.

●	Buyer must notify QCTAP in writing with the cancellation request.

●	Orders scheduled for delivery beyond [***] days may be canceled or rescheduled by Buyer.

Notwithstanding the foregoing, any initial P.O. for DAN3400 Components accepted by QCTAP shall be subject to the following terms regarding cancellation or deferral of delivery of DAN3400 Components by Buyer:

●	Subject to the above-terms and conditions regarding delivery and acceptance, orders scheduled for delivery at or within [***] days of the committed date may not be delayed by Buyer. A charge of [***] may be made to Buyer if Buyer refuses to accept delivery of ordered and scheduled DAN3400 Components.

●	Orders scheduled for delivery between [***] days and [***] days may be rescheduled by Buyer twice, but not beyond [***] days of the originally scheduled ship date.

●	Orders scheduled for delivery at or within [***] days of the request may not be canceled by Buyer. A charge of [***] may be made to Buyer if Buyer refuses to accept delivery of ordered and scheduled DAN3400 Components.

●	Buyer must notify QCTAP in writing with the cancellation request.

●	Orders scheduled for delivery beyond [***] days may be canceled or rescheduled by Buyer.

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LEGAL NOTICES:

The legal notices set forth herein may be updated from time to time at QCTAP’s sole discretion. Such updates shall not be deemed to be an addition or modification requiring written amendment to the Agreement

The sale of any ASICs to Buyer does not convey to Buyer any consents to use or distribute any such ASICs, alone or in combination with other products, or any other rights under any patents of Nokia Corporation or any of its affiliates in such products.

The sale of ASICs to Buyer does not convey to Buyer any rights in and to any intellectual property rights of CSR pie or any of its affiliates in such ASICs, including but not limited to any license or other rights under any patent, trademark, copyright or trade secret. CSR plc has not consented to: (i) the incorporation of ASICs in, or the use of ASICs with, any products or services; (ii) Buyer’s sale of any products incorporating such ASICs; and/or (iii) the distribution in any jurisdiction of any ASICs where the distribution of such ASICs Is deemed to be a putting on the market with CSR pie’s consent so as to effectuate an exhaustion of rights of any patents. This notice shall not modify or abrogate Buyer’s obligation under any existing agreement between Buyer and CSR plc or any of its affiliates, including, but not limited to, Buyer’s obligation to pay all fees and royalties thereunder, and shall not alter Buyer’s rights or obligations thereunder.

In the event QCTAP provides Components which perform wireless magnetic or resonant inductive battery charging, the sale or distribution of any such Components to Buyer does not convey to Buyer any rights in and to any patents of Auckland UniServices Limited or any of its affiliates in such Components.

Pursuant to QUALCOMM’s settlement agreement with Broadcom Corporation. QCTAP is required to notify you that the sale, license, or other transfer of Ancillary Components to Buyer does not convey to Buyer any intellectual property rights (including patent rights) of Broadcom Corporation or any of its affiliates in such Ancillary Components and therefore Buyer should not assume that any such sale, license, or other transfer conveys any such rights to Buyer. Buyer should contact QCTAP with any questions It may have regarding whether QCTAP’s sale, license, or other transfer of Ancillary Components to Buyer conveys to Buyer any rights to Broadcom intellectual property. For those Ancillary Components for which this sale, license, or other transfer does not convey to Buyer any Intellectual property rights of Broadcom Corporation or any of its affiliates, neither Broadcom Corporation nor any of its affiliates has consented to or authorized (i) the incorporation of such Ancillary Components in, or the use of such Ancillary Components in combination with, any other products or components, (ii) Buyer’s sale of any products incorporating such Ancillary Components, or (iii) the distribution in any jurisdiction of such Ancillary Components where the distribution of such Ancillary Components is deemed to be a putting on the market with Broadcom Corporation’s consent or authorization so as to effectuate an exhaustion of rights of any patents. The foregoing shall not modify or abrogate Buyer’s obligations under any existing license agreement between Buyer and Broadcom Corporation (or any of its affiliates), including but not limited to Buyer’s obligation to pay all royalties and fees specified thereunder, and shall not expand or alter Buyer’s rights thereunder.

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The Components may include technology received from Apical Limited (“Apical Technology”). The Apical Technology is for internal testing and evaluation purposes only. No other license or right is being provided to Buyer. Buyer may not distribute or use the Apical Technology for commercial purposes without a separate license from Apical Limited or its designated affiliate. Buyer shall be solely responsible to obtain such separate license from Apical Limited.

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EXHIBIT B
LIST OF SUBLICENSED AFFILIATES

●	Airspan Networks (Israel) Limited

●	Airspan Communications Limited

●	Airspan Networks Ply Ltd

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EXHIBIT C
LIST OF AGENTS

●	[***]

●	[***]

19

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